EXHIBIT 99.1

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements

Statements of Net Assets Available for Benefits as of December 31, 2012 and 2011	3

Statements of Changes in Net Assets Available for Benefits for the Years Ended December 31, 2012 and 2011	4

Notes to Financial Statements	5

Supplemental Information

Schedule H, Line 4i – Schedule of Assets (Held at End of Year)	11

Report of Independent Registered Public Accounting Firm

Compensation Committee

The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan

We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2012 and 2011, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Plan’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan as of December 31, 2012 and 2011, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2012 is for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio

June 28, 2013

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Statements of Net Assets Available for Benefits

December 31, 2012 and 2011

	December 31,
	2012	2011
ASSETS
Noninterest-bearing cash	$12,346	$-
Investments at fair value (Note 4)	4,219,353	3,707,334

Receivables:
Employer contribution	412	4,022
Participant contributions	895	11,213
Participant notes receivable	106,120	121,122

Total receivables	107,427	136,357

Net assets available for benefits	$4,339,126	$3,843,691

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Statements of Changes in Net Assets Available for Benefits

Years Ended December 31, 2012 and 2011

	Year ended December 31,
	2012	2011
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
Investment activity:
Interest and dividend income	$86,985	$80,243
Net appreciation (depreciation) in fair value of investments (Note 4)	537,870	(244,447)

Total investment activity	624,855	(164,204)

Interest income on notes receivable from participants	4,372	6,384

Contributions:
Rollover	47,759	-
Participant contributions	373,088	379,176
Employer contributions	123,751	131,523

Total contributions	544,598	510,699

Total additions	1,173,825	352,879

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
Distributions to participants and beneficiaries	674,349	1,315,209
Administrative fees	4,041	8,494

Total deductions	678,390	1,323,703

Net increase (decrease) in net assets available for benefits	495,435	(970,824)

Net assets available for benefits:
Beginning of year	3,843,691	4,814,515

End of year	$4,339,126	$3,843,691

See accompanying notes to financial statements.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Notes to Financial Statements

December 31, 2012 and 2011

NOTE 1 - DESCRIPTION OF PLAN

The following description of The Delaware County Bank & Trust Company Employee 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank & Trust Company, and its affiliates, DCB Insurance Services, LLC and DCB Title Services, LLC (collectively, the "Employer"). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee may enter the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

Contributions: Participants may make salary deferral contributions at their discretion up to and in accordance with applicable sections of the Internal Revenue Code. Participants direct the investment of their contributions into various investment options offered by the Plan. The Employer matches 50% of the participants' contributions up to a maximum of 6% of their annual compensation. In addition, the Board of Directors can provide for an additional Employer contribution on a discretionary basis. In 2012 and 2011, there were no additional discretionary contributions. Participants who reach age 50 may elect to make catch-up contributions.

Participant Accounts: Each participant's account is credited with the participant's own contributions, the Employer's contributions and Plan earnings and losses. Allocations of the Employer contributions are based on participant compensation and participant contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Retirement, Death and Disability: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.

Vesting: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Employer contributions and earnings or losses thereon as follows:

Years of Service	Vesting Percentage
Less than 1	0%
More than 1 but less than 2	33%
More than 2 but less than 3	66%
3 or more	100%

Forfeitures: Forfeitures of terminated participants' non-vested account balances are used to restore participant accounts, reduce Employer contributions or pay plan expenses. As of December 31, 2012 and 2011, $5,666 and $6,273, respectively, of forfeitures were available. During 2012, a total of $1,169 in forfeitures was used to pay plan expenses. During 2011, a total of $8,259 in forfeitures was used to pay plan expenses.

Payment of Benefits: Upon termination of service with the Employer, retirement, death or disability, a participant will receive a lump-sum amount equal to the value of his or her vested account if the balance is under $1,000. If the participant’s balance is over $1,000, they may keep their account open or elect lump-sum or partial payment options.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Notes to Financial Statements

December 31, 2012 and 2011

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The financial statements of the Plan are prepared under the accrual method of accounting.

Investment Valuation and Income Recognition: The Plan's investments are stated at fair value. See Note 4 for discussions on fair value measurements.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Participant Notes Receivable: Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent participant loans are reclassified as distributions based upon the terms of the plan document. Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the then prevailing prime interest rate plus 1 percent.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.

Payment of Benefits: Benefits are recorded when paid.

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Employer has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their Employer contributions.

NOTE 4 - INVESTMENTS

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value hierarchy has been established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Notes to Financial Statements

December 31, 2012 and 2011

NOTE 4 – INVESTMENTS – continued

Securities

Mutual Funds – These investments are valued using the net asset value of shares held by the plan at year end and are classified within level 1 of the valuation hierarchy.

DCB Financial Corp common stock – DCB Financial Corp common stock units are held in a unitized fund. The underlying common stock is valued at the closing price of the common stock reported on the NASDAQ Stock Market LLC under the symbol “DCBF” and is classified within level 1 of the valuation hierarchy.

The following tables set forth by level the plan’s assets at fair value as of December 31, 2012 and 2011:

Assets at Fair Value as of December 31, 2012

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Value
	Level 1	Level 2	Level 3	Total
Mutual funds:
Money market funds	$787,281	$-	$-	$787,281
Fixed income funds	462,483	-	-	462,483
Large cap funds	710,112	-	-	710,112
Mid cap funds	636,411	-	-	636,411
Small cap funds	270,036	-	-	270,036
Foreign funds	199,550	-	-	199,550
Lifecycle funds	616,904	-	-	616,904
Total mutual funds	3,682,777	-	-	3,682,777

Corporate stock:
DCB Financial Corp stock	536,576	-	-	536,576

Total assets at fair value	$4,219,353	$-	$-	$4,219,353

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Notes to Financial Statements

December 31, 2012 and 2011

NOTE 4 – INVESTMENTS – continued

Assets at Fair Value as of December 31, 2011

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Unobservable Inputs	Fair Value
	Level 1	Level 2	Level 3	Total
Mutual funds:
Money market funds	$633,163	$-	$-	$633,163
Fixed income funds	395,167	-	-	395,167
Large cap funds	765,264	-	-	765,264
Mid cap funds	700,583	-	-	700,583
Small cap funds	318,315	-	-	318,315
Foreign funds	164,450	-	-	164,450
Lifecycle funds	529,552	-	-	529,552
Total mutual funds	3,506,494	-	-	3,506,494

Corporate stock:
DCB Financial Corp stock	200,840	-	-	200,840

Total assets at fair value	$3,707,334	$-	$-	$3,707,334

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Notes to Financial Statements

December 31, 2012 and 2011

NOTE 4 – INVESTMENTS – continued

The following table presents investments at fair value that represent 5% or more of the Plan's net assets available for benefits:

	2012	2011

Federated Automated Cash Management Trust	$787,118	$633,010
American Beacon Large Cap Value Fund	312,439	349,154
T. Rowe Price Retirement 2030 Fund	372,069	323,925
Columbia Acorn Fund	403,912	446,442
MetWest Total Return Bond Fund	389,666	352,721
Keeley Small Cap Value Fund	218,810	263,919
Davis New York Venture Fund	*	217,261
American Funds The Growth Fund of America	*	198,849
DCB Financial Corp common stock	536,576	200,840

* Value is less than 5% of net assets available for benefits.

The following table presents the appreciation (depreciation) of the Plan's investments (including investments bought, sold, as well as held during the year) during the years ended December 31, 2012 and 2011:

	2012	2011

Common stock	$170,870	$(24,089)
Mutual funds	367,000	(220,358)

Total	$537,870	$(244,447)

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the Plan, the Employer, and certain others. The Delaware County Bank & Trust Company serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the DCB Financial Corp common stock and contributions made by the Employer. At December 31, 2012, the Plan owned 116,647 shares of DCB Financial Corp common stock, valued at $4.60 per share for a total fair value of $536,576 and 163 shares of DCB Financial Corp stock liquidity in a money market fund valued at $1 per share. DCB Financial Corp is deemed a party-in-interest. At December 31, 2011, the Plan owned 71,729 shares of DCB Financial Corp common stock, valued at $2.80 per share for a total fair value of $200,840 and 153 shares of DCB Financial Corp stock liquidity in a money market fund valued at $1 per share. Expenses incurred in the administration of the Plan by the Trustee are paid by the Employer on behalf of the Plan.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Notes to Financial Statements

December 31, 2012 and 2011

NOTE 6 - TAX STATUS

The Plan has adopted a prototype plan which received a favorable opinion letter from the Internal Revenue Service on March 31, 2008 which stated that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code. The Plan Sponsor believes the Plan, as amended and restated, is operated in compliance with the applicable requirements of the Internal Revenue Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

Accounting principles generally accepted in the United States of America require Plan management to evaluate tax positions taken by the Plan and recognize a tax liability if the organization has taken an uncertain position that more likely than not would not be sustained upon examination by the respective taxing authorities. The Plan Administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2012, there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits of the Plan for any tax periods in progress. The Plan Administrator believes it is no longer subject to income tax examinations for years prior to 2009.

NOTE 7 – RISKS AND UNCERTAINTIES

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the statement of net assets available for benefits.

NOTE 8 – SUBSEQUENT EVENT

Effective March 2013, the Employer changed the trustee from The Delaware County Bank and Trust to Principal Trust Company.

THE DELAWARE COUNTY BANK & TRUST COMPANY EMPLOYEE 401(k) RETIREMENT PLAN

Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

SUPPLEMENTAL INFORMATION

Name of plan sponsor: THE DELAWARE COUNTY BANK & TRUST COMPANY

Employer identification number: 31-4376006

Three-digit plan number: 002

Schedule of assets held as of December 31, 2012:

		(c)
	(b)	Description of investment including		(e)
	Identity of Issuer, Borrower,	Maturity Date, Rate of Interest,	(d)	Fair
(a)	Lessor or Similar Party	Collateral, Par, or Maturity Value	Cost	Value

	Federated Automated Cash Management Trust	Mutual fund	**	$787,117
	Columbia Acorn Fund	Mutual fund	**	403,912
	American Beacon Large Cap Value Fund	Mutual fund	**	312,439
	T. Rowe Price Retirement 2030 Fund	Mutual fund	**	372,069
	MetWest Total Return Bond Fund	Mutual fund	**	389,666
	Davis New York Venture Fund	Mutual fund	**	189,999
	Keeley Small Cap Value Fund	Mutual fund	**	218,810
	American Funds The Growth Fund of America	Mutual fund	**	207,674
	Manning & Napier World Opportunity Series	Mutual fund	**	199,550
	Turner All Cap Growth Fund	Mutual fund	**	84,302
	T. Rowe Price Retirement Income Fund	Mutual fund	**	25,310
	Columbia Mid Cap Value Fund	Mutual fund	**	129,351
	T. Rowe Price Retirement 2040 Fund	Mutual fund	**	94,977
	American Funds American High-Income Trust	Mutual fund	**	72,817
	T. Rowe Price Retirement 2020 Fund	Mutual fund	**	83,961
	Royce Value Plus Fund	Mutual fund	**	47,090
	Columbia Small Cap Value Fund I	Mutual fund	**	4,136
	T. Rowe Price Retirement 2010 Fund	Mutual fund	**	40,587
	CRM Mid Cap Value Fund	Mutual fund	**	18,847
*	DCB Financial Corp	DCBF Stock, fractional shares held in cash at Federated Master Trust, mutual fund, 163 shares	**	163
	Total Investments in mutual funds

*	DCB Financial Corp	DCB Financial Corp Common Stock, Investment in 116,647 shares of common stock	**	536,576

*	Participant Notes Receivable	Notes receivable from participants with interest rates at 4.25% - 9.25%	-	106,120

	Total assets held for investment purposes			$4,325,473

*	Denotes parties-in-interest to the Plan.
**	Cost information is not required for participant-directed investments and therefore not included.

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